UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2010

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

On January 15, 2010, we entered into a termination of services agreement, or the Termination Agreement, with American Realty Capital II, LLC, or ARC II. ARC II is an affiliate of Realty Capital Securities, LLC, the dealer manager for our initial offering. The Termination Agreement terminated the services agreement we entered into with ARC II on April 3, 2009, as amended, or the Services Agreement. We entered into the Services Agreement in connection with our transition to self-management and during the term of the Service Agreement, ARC II was to make available to us on an ongoing and as needed basis, general consulting services and backup support services described in the Services Agreement. Subject to certain stockholder return thresholds being met, the Services Agreement would have entitled ARC II to receive a subordinated incentive payment as consideration for providing the consulting services and for making available the backup support services to us. The Services Agreement was amended on two separate occasions to delay the effective date of the agreement and never became effective.

We have completed our transition to self-management and no longer need ARC II to provide to us the services described in the Services Agreement. As a result, we terminated the Services Agreement with ARC II pursuant to the Termination Agreement.

The material terms of the Termination Agreement are qualified in their entirety by the terms of the Termination of Services Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Termination of Services Agreement by and between American Realty Capital II, LLC and Healthcare Trust of America, Inc., dated January 15, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

January 22, 2010	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Termination of Services Agreement by and between American Realty Capital II, LLC and Healthcare Trust of America, Inc., dated January 15, 2010